Exhibit 10.29
AMENDMENT AND WAIVER NO. 1 TO CREDIT AGREEMENT
     THIS AMENDMENT AND WAIVER NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 20, 2007 (the “Amendment”), is by and among DEI SALES, INC., a Florida corporation (the “Borrower”), those Affiliates of the Borrower identified as “Guarantors” on the signature pages hereto (the “Guarantors”), the financial institutions party hereto (collectively, the “Lenders”; and individually, a “Lender”), and CANADIAN IMPERIAL BANK OF COMMERCE, acting through its New York Agency, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”).
W I T N E S S E T H
     WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of September 22, 2006 (as previously amended and modified and as amended, modified, supplemented or restated from time to time, the “Credit Agreement”; capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement unless otherwise defined herein);
     WHEREAS, the Borrower has requested that the Requisite Lenders amend (A) Section 7.1 of the Credit Agreement to permit indebtedness of up to $5 million in connection with the Omega Litigation (as defined below), (B) the definition of “Permitted Encumbrances” to permit the lien on the indebtedness incurred in connection with the Omega Litigation, (C) Section 7.9 of the Credit Agreement to (i) increase the permitted lease payments to $500,000 in any fiscal year and (ii) to provide for Borrower’s lease agreement entered into as of December 16, 2002 between Borrower and Legal and General Assurance Society Limited and (D) Schedule 1.1(a) of the Credit Agreement.
     WHEREAS, the Lenders have agreed to amend certain provisions of the Credit Agreement, in each case on the terms and conditions set forth herein.
     WHEREAS, the Borrower has requested that the Required Lenders agree to waive certain provisions of the Credit Agreement as set forth herein.
     WHEREAS, the Lenders have agreed to waive certain provisions of the Credit Agreement on the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1
AMENDMENTS
     1.1 Amendment to Credit Agreement. Subject to the satisfaction of the closing conditions set forth in Section 2 below, from and after the Amendment No. 1 Effective Date (defined below), the Credit Agreement is amended as follows:

     (a) Section 1.1 is hereby amended by:
     (i) adding the following definition (in alphabetical order):
“Omega Litigation” shall mean the court judgment in favor of Omega Patents, L.L.C. (“Omega”) for breach of a certain license agreement and patent infringement for $1.8 million (plus attorneys fees).”
     (ii) amending the definition of “Permitted Encumbrances” by deleting “and” at the end of clause (ix), replacing the “.” at the end of clause (viii) with “; and”, and adding the following new clause (xi): “(xi) Liens arising from Indebtedness permitted to be incurred pursuant to Section 7.1(ix) arising from the Omega Litigation in an aggregate principal amount not to exceed $5 million.”
     (b) Section 7.1 of the Credit Agreement is hereby amended by:
     (i) deleting “and” at the end of clause (vii),
     (ii) replacing the “.” at the end of clause (viii) with “; and”, and
     (iii) adding the following new clause (ix): “(ix) The Loan Parties may become and remain liable with respect to Indebtedness arising from the Omega Litigation in an aggregate principal amount not to exceed $5 million.”
     (c) Section 7.9 of the Credit Agreement is hereby amended by:
     (i) replacing the “and” appearing at the end of clause (C) with a comma and inserting, immediately following clause (D), the phrase “and (E) Borrower’s lease of the Surrey facility pursuant to the lease agreement entered into as of December 16, 2002, as amended from time to time and any successor as replacement lease (the “UK Lease”),”
     (ii) replacing the “and” appearing in the parenthetical at the end of such section before “the Maryland Lease” with a comma and adding “and the UK lease” immediately following such phrase, and
     (iii) deleting “$250,000” contained therein and substituting in its place “$500,000”.
     (d) Schedule 1.1(a) of the Credit Agreement is hereby amended by adding the following:
     (i) “• Charges related to the Omega Litigation” and
     (ii) “• Non-cash charges related to the purchase accounting treatment of inventory acquired in the Polk Acquisition.”

     (e) Section 7.6(A) of the Credit Agreement is hereby amended by deleting the grid therein in its entirety and replacing it with the following:

Maximum
Consolidated
Total Leverage
Period	Ratio
September 30, 2006 - March 31, 2007	4.85:1.0
April 1, 2007 - March 31, 2008	4.85:1.0
April 1, 2008 - March 31, 2009	4.60:1.0
April 1, 2009 - March 31, 2010	3.95:1.0
April l, 20l0 - March 31, 2011	3.25:1.0
April l, 2011 - March 31, 2012	3.00:1.0
April 1, 2012 - March 31, 2013	3.00:1.0
April 1, 2013 and thereafter	3.00:1.0
     1.2 Effect of Amendment. Except as modified hereby, all of the terms and provisions of the Credit Agreement (including the Schedules) and the other Credit Documents remain in full force and effect.
SECTION 2
LIMITED WAIVERS
     2.1 Waivers. (a) The Required Lenders hereby waive Borrower’s obligation to comply with Section 8.3 and 8.8 of the Credit Agreement with respect to the Omega Litigation.
     (b) The Required Lenders hereby waive any prior Default that may have existed under Section 8.3 of the Credit Agreement pursuant to Section 7.9 (Restriction on Leases).
SECTION 3
CLOSING CONDITIONS
     3.1 Conditions Precedent. This Amendment No. 1 shall become effective as of the date hereof upon the receipt by the Administrative Agent of the following (the “Amendment No. 1 Effective Date”):
     (a) Executed Agreement. Receipt by the Administrative Agent of a duly executed signature page to this Amendment No. 1 from each of Borrower, the Guarantors, the Administrative Agent, and the Requisite Lenders.
     (b) Fees and Expenses. The Agents and the Lenders shall have received from the Borrower the aggregate amount of fees and expenses payable in connection with the consummation of the transactions contemplated hereby.

SECTION 4
MISCELLANEOUS
     4.1 Amended Terms. The term “Credit Agreement” as used in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment No. 1. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.
     4.2 Representations and Warranties of Credit Parties. Each of the Credit Parties hereby represents and warrants as follows:
     (a) Such Person has taken all necessary action to authorize the execution, delivery and performance of this Amendment No. 1.
     (b) This Amendment No. 1 has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
     (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment No. 1.
     (d) After giving effect to this Amendment No. 1, the representations and warranties set forth in Section 5 of the Credit Agreement are, subject to the limitations set forth therein, true and correct in all respects as of the date hereof (except for those which expressly relate to an earlier date).
     (e) After giving effect to this Amendment No. 1, no Default or Event of Default has occurred and is continuing.
     4.3 Reaffirmation of Obligations. Each of the Loan Parties hereby acknowledges and reaffirms their respective Obligations under the Loan Documents.
     4.4 Loan Document. This Amendment No. 1 shall constitute a Loan Document under the terms of the Credit Agreement and shall be subject to the terms and conditions thereof (including, without limitation, Sections 10.17 and 10.18 of the Credit Agreement).
     4.5 Entirety. This Amendment No. 1 and the other Loan Documents embody the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.
     4.6 Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment No. 1 by telecopy or electronic mail shall be effective as an original and shall constitute a representation that an original shall be delivered.
     4.7 Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment No. 1, including, without limitation, the reasonable fees and expenses of Cahill Gordon & Reindel LLP, and all previously incurred fees and expenses which remain outstanding on the date hereof.
     4.8 Further Assurances. The Loan Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.
     4.9 GOVERNING LAW . THIS AMENDMENT NO. 1 AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF TILE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.
     4.10 GENERAL RELEASE. IN CONSIDERATION OF THE LENDERS ENTERING INTO THIS AMENDMENT NO. 1, THE LOAN PARTIES HEREBY RELEASE THE ADMINISTRATIVE AGENT, THE LENDERS, AND THE ADMINISTRATIVE AGENT’S, AND THE LENDERS’ RESPECTIVE OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS, COUNSEL AND DIRECTORS FROM ANY AND ALL ACTIONS, CAUSES OF ACTION, CLAIMS, DEMANDS, DAMAGES AND LIABILITIES OF WHATEVER KIND OR NATURE, IN LAW OR IN EQUITY, NOW KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED TO TILE EXTENT THAT ANY OF THE FOREGOING ARISES FROM ANY ACTION OR FAILURE TO ACT UNDER THE CREDIT AGREEMENT OR UNDER THE OTHER CREDIT DOCUMENTS ON OR PRIOR TO THE DATE HEREOF.

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment No. I to be duly executed and delivered as of the date first above written.

BORROWER:	DEI SALES, INC.

By:	/s/ Ronald F. Dutt
	Name:	Ronald F. Dutt
	Title:	Chief Financial Officer

GUARANTORS:	DIRECTED ELECTRONICS, INC.
DEI HEADQUARTERS, INC.,
DEI INTERNATIONAL, INC.
POLK HOLDING CORP.
POLK AUDIO, INC.
BRITTANIA INVESTMENT CORPORATION

By:	/s/ Ronald F. Dutt
	Name:	Ronald F. Dutt
	Title:	Chief Financial Officer

[DEI Amendment No. 1]

ADMINISTRATIVE AGENT:	CANADIAN IMPERIAL BANK OF
COMMERCE, ACTING THROUGH
ITS NEW YORK AGENCY,
as Administrative Agent on behalf of the Lenders

By:	/s/ David Sommer
	Name:	David Sommer
	Title:	Authorized Signatory

[DEI Amendment No. 1]